Exhibit 4.1

These securities may not be publicly offered or sold unless at the time of such offer or sale, the person making such offer of sale delivers a prospectus meeting the requirements of the Securities Act of 1933 forming a part of a registration statement, or post-effective amendment thereto, which is effective under said act, or unless in the opinion of counsel to the Company, such offer and sale is exempt from the provisions of Section 5 of said Act.

                                  W A R R A N T
                                  -------------

         For the Purchase of Common Stock, Par Value $.001 per Share of

                                VASOMEDICAL, INC.

     (Incorporated under the Laws of the State of Delaware)

                       VOID AFTER 5 P.M. FEBRUARY 26, 2001
                 (unless otherwise extended as provided herein)

                               Warrant to Purchase
                                 100,000 Shares

     THIS IS TO CERTIFY that, for value received, Peter F. Cohn is entitled, subject to the terms and conditions set forth, until 5 P.M., New York City Time, on February 26, 2001 to purchase the number of shares set forth above of Common Stock, par value $.001 per share (the "Common Stock"), of VASOMEDICAL, INC., a Delaware corporation (the "Company"), from the Company at a purchase price per share of $1.44 if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 2 hereof, and to receive a certificate or certificates representing the shares of Common Stock so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Company.

     1. The rights represented by this Warrant are exercisable at the option of the holder hereof in whole at any time, or in part from time to time, within the period above specified at the price specified on page 1 hereof. In case of the purchase of less than all the shares as to which this Warrant is exercisable, Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

     2. Adjustments to Exercise Price and Number of Securities.
          2.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          2.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2, the number of shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          2.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          2.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2. The above provisions of this Subsection shall similarly apply to successive consolidations or mergers.

     3.  Registration Rights.
          3.1(a) Demand Registration Rights. The Company agrees that it will, at the written request of the Warrantholder on and after February 26, 1997, and at the Company's expense pursuant to subparagraph (b) of this Section, file with the Securities and Exchange Commission (sometimes the "SEC") and other appropriate commissions and agencies a registration statement on the appropriate forms under the Securities Act of 1933, as amended (the "Act" or the "Securities Act"), and such state, district or territorial securities laws as the Warrantholder shall reasonably request, registering or qualifying the Common Stock underlying the Warrants for distribution or public offering, and the Company agrees to cause the above filings to become effective at the earliest practicable date and remain effective for no less than the longer of (x) nine months after such registration statement's effective date, or (y) sixteen months after the date of the most recently audited balance sheet of the Company filed as part of the registration statement's financial statements; provided, however, if the Warrantholder shall be required by the Company or any regulatory authority to discontinue the sale or disposition of any Underlying Stock registered pursuant to this paragraph for any period for any reason ("Discontinuance Period"), the period of time during which the Company shall be required to maintain the registration statement effective shall be extended by an amount of time equal to such Discontinuance Period. If any registration statement requested to be filed pursuant to this section is not promptly filed or is either withdrawn or fails to become effective for any reason, such request shall not be counted as a request under this Section. Notwithstanding the foregoing, the Company may satisfy its obligation hereunder by filing such registration subsequent to February 2, 1996 without having received the Warrantholder's written request.

          (b) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, shall be borne by the Company whether or not any of the registration statements or notifications become effective, including fees with respect to filings required to be made with the SEC and National Association of Securities Dealers, Inc., fees and expenses for compliance with securities or blue sky laws, and fees and disbursements of counsel for the Company and of independent certified public accountants of the Company, securities acts liability insurance (if the Company so desires) and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses").

          3.2 Indemnification Provisions.
               (i) Indemnification by Company. Whenever pursuant to this paragraph a registration statement or notification relating to the Underlying Stock is filed under the Act or any state "Blue Sky" securities law, or is amended or supplemented, the Company will indemnify and hold harmless the Warrantholder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Warrantholder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of the Company's breaching any of its obligations hereunder, or the inaccuracy of any of the Company's representations and warranties hereunder; and the Company will reimburse the Warrantholder and each underwriter for any legal or other expenses reasonably incurred by the Warrantholder or such underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Warrantholder for use in the preparation thereof.

               (ii) Indemnification by the Warrantholder. The Warrantholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed said registration statement or notification and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities that arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or that arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Warrantholder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by him or them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the maximum amount which may be recovered from the Warrantholder shall be limited to the amount of proceeds received by such person in said Registration Statement from the sale of the Underlying Stock.

               (iii) Notice of Claim. Promptly after receipt by an indemnified party under this paragraph (iii) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph (iii).

               (iv) Defense of Claim. If any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the indemnifying party determines that it cannot assume the defense of such action for any reason, the indemnifying party will pay all reasonable attorney's fees and disbursements incurred by the indemnified party in connection with such action. Nothing herein shall prevent the indemnified parties from retaining their own counsel at their own expense in connection with any such action. No indemnified party shall settle any claim or action without the prior written consent of the indemnifying party.

     4. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of the same class. The Company hereby represents and warrants that this Warrant has been duly authorized by the Company and has been validly executed and delivered by the Company and the Warrant constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) limitations upon the power of a court to grant specific performance or any other equitable remedy, and (c) a finding by a court of competent jurisdiction that the indemnification provisions herein are in violation of public policy. The Common Stock issuable upon exercise of this Warrant has been duly authorized and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non- assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Warrants and the Common Stock are not and will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Warrants and the Underlying Common Stock has been duly and validly taken by the Company.

     5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

     6. This Warrant has been issued in connection with services performed by the Warrantholder.

     7. This Warrant is exchangeable upon the surrender hereof by the holder hereof to the Company for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender. This Warrant may be transferred in whole or in part to officers, directors, shareholders, partners or affiliates (as such term is defined in the Securities Act of 1934, as amended) of the Company.

     8.  The  Company  will   transmit  to  the  holder  of  this  Warrant  such
information, documents, and reports as are generally distributed to shareholders of the Company concurrently with the distribution thereof to such shareholders.

     9. Notices to be given to the holder of this Warrant shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, facsimile transmission, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. The address of the Company is 180 Linden Avenue, Westbury, NY 11590, and the Company shall give written notice of any change of address to the holder hereof.

     10. The Company consents to the jurisdiction of any court of the State of New York and of any federal court located in New York. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company or, in the alternative, in any other form or manner permitted by law.

     11. This Warrant shall be governed, construed and interpreted under the laws of the State of New York without giving effect to the rules governing conflicts of law.

     12. This Warrant shall not be assignable or transferable by the Warrantholder without the written consent of the Company other than by will or by the laws of descent or distribution, and is exercisable during the lifetime of the Warrantholder only by the Warrantholder. Upon the death of the Warrantholder during the term of this agreement, this Warrant shall be exercisable, to the extent it has vested in accordance with its terms at the time of death of the Warrantholder, by his personal representative or him, as the case may be, within the twelve-month period next succeeding the death of the Warrantholder or prior to the earlier date on which the option expires in accordance with its terms.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and its seal affixed and attested by its Secretary.

Dated as of: February 26, 1996
                                      VASOMEDICAL, INC.

                                      By: /s/ Anthony Viscusi
                                         -----------------------------
[Corporate Seal]                         Anthony Viscusi, President

ATTEST:

/s/ Joseph A. Giacalone
------------------------------
Joseph A. Giacalone, Secretary

                              ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate and to purchase ________________ shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

                                     (NAME)

                          (ADDRESS, INCLUDING ZIP CODE)


              (SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER)

DELIVER TO:

                                     (NAME)

at

                          (ADDRESS, INCLUDING ZIP CODE)


     If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

     In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ in cash or by certified or cashier's check payable in United States currency to the order of Vasomedical, Inc.

Dated: _______________, 19___

Name of Warrantholder:

______________________________________

Address:

______________________________________

______________________________________

Signature:

______________________________________